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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A


               For Registration of Certain Classes of Securities
                   Pursuant to Section 12(b) or 12(g) of the
                        Securities Exchange Act of 1934



                                AMERIPATH, INC.
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             (Exact name of registrant as specified in its charter)



             Delaware                                            65-0642485
   --------------------------------                        --------------------
       (State of incorporation                               (I.R.S. Employer
           or organization)                                 Identification No.)


         7289 Garden Road
            Suite 200
      Riviera Beach, Florida                                      33404
   ----------------------------------------                --------------------
   (Address of principal executive offices)                     (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the
following box.          [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A(c)(2) please check the following.         [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                     Name of Each Exchange on Which
        to be so Registered                     Each Class is to be Registered
        -------------------                     ------------------------------

              None


Securities to be registered pursuant to Section 12(g) of the Act:


                          Common Stock, $.01 par value
                       ----------------------------------
                                (Title of Class)



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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          Reference is made to the discussion of the Registrant's Common Stock in the section entitled "Description of Capital Stock" contained in the Registrant's Registration Statement on Form S-1 (File No. 333-17065), first filed with the Securities and Exchange Commission on November 27, 1996 (as amended, the "Registration Statement"), which disclosures are incorporated by reference herein.

ITEM 2.   EXHIBITS.

          The securities to be registered are being registered pursuant to
Section 12(g) of the Securities Exchange Act of 1934 and will be quoted on the Nasdaq National Market, on which no other securities of the Registrant are also quoted. Therefore, the following exhibits will be filed with each copy of this Registration Statement filed with the Securities and Exchange Commission or with the Nasdaq National Market.

          3.1   Amended and Restated Certificate of Incorporation*

          3.2   Amended and Restated Bylaws*

          4.1   Form of Common Stock certificate*







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*  These Exhibits are incorporated herein by reference to the Exhibits to the
   Registration Statement.





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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                      AMERIPATH, INC.



                                      By: /s/ James C. New
                                         -------------------------------------
                                         James C. New
                                         President and Chief Executive Officer


Dated:  March 27, 1997







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